Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin) as of December 31, 2025

Name	Domicile
Chemical Research/Technology, LLC	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Duplainville Transport, Inc.	Wisconsin
Quad Packaging, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
Quad/Graphics Canada, LLC	Wisconsin
Quad/Graphics Commercial & Specialty, LLC	Wisconsin
Quad/Graphics Marketing, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
Quad Logistics Holdings, LLC	Wisconsin
Quad/Med, LLC	Wisconsin
Quad/Med Quality Group, Inc.**	Wisconsin
Quad/Tech, Inc.	Wisconsin
Rise Interactive SRL	Argentina
Quad/Graphics Investments Ltd.	British Virgin Islands
QuadMed Medical Clinics of California, Inc.*	California
Quad/Graphics Vancouver Corp.	Canada
CG Packaging Company, Limited	China
Quad/Graphics Colombia S.A.S.	Colombia
QG Printing II LLC	Connecticut
Copac Global Packaging, LLC	Delaware
New Diversified Mailing Services, LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
Openfirst, LLC	Delaware
Quad/Argentina, Inc.	Delaware
Quad/Brazil, Inc.	Delaware
Quad/Graphics Printing LLC	Delaware
Quad Logistics Services, LLC	Delaware
Rise Interactive Global, LLC	Delaware
Rise Interactive Media & Analytics, LLC	Delaware
World Color Capital II, LLC	Delaware
Quad/Graphics Guatemala S.A.	Guatemala
Quad Hong Kong Limited	Hong Kong
Global Packaging Ltd.	Hong Kong
Quad Shared Services India Private Limited	India

Name	Domicile
Graphic Image, Inc.	Iowa
Ivie & Associates, LLC	Iowa
Quad/Graphics Mauritius Ltd.	Mauritius
Proyeccion Industrial S.A. de C.V.	Mexico
Quad/Graphics Mexico D.F. S.A. de C.V.	Mexico
Quad/Graphics Mexico Holding S.A. de C.V.	Mexico
Quad/Graphics Queretaro S.A. de C.V.	Mexico
Reproducciones Fotomecanicas S.A. de C.V.	Mexico
Medical Care Innovation, P.C.*	Michigan
Periscope, Inc.	Minnesota
Quad/Graphics Peru S.R.L.	Peru
Domitz Sp. z o.o	Poland
Quad Media Solutions, LLC	Texas
CG Packaging Co., Ltd.	Thailand
QW Ukraine, LLC	Ukraine
CG Global Solutions Company, Ltd.	Vietnam
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*The Company holds a contractual controlling interest not based on a majority of voting rights.
**The Company indirectly holds a controlling equity interest as a beneficial owner.